EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this form S-8 Registration Statement under the Securities Act of 1933 of AppYea, Inc. (the "Company") dated May 22, 2015, of our report dated October 14, 2014, related to the Company's financial statements appearing in the Form 10-K for the year ended June 30, 2014 and the period from November 26, 2014 (inception) to June 30, 2014.

Cutler & Co., LLC
Wheat Ridge, formerly Denver, Colorado
May 22, 2015